UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018 (May 14, 2018)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 14, 2018, Aerkomm Inc., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC (the “Underwriter”) in connection with the public offering, issuance and sale by the Company of the common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Underwriting Agreement provides for the offer and sale of up to 7,058,823 shares of Common Stock on a best efforts basis, with a minimum requirement of 588,235 shares, at the public offering price of $8.50 per share, less underwriting discounts, for minimum gross proceeds $5,000,000 and up to a maximum of $60,000,000 (the “Offering”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an over-subscription option, exercisable for 45 days from the date of the Underwriting Agreement, pursuant to which we may sell up to 1,058,823 additional shares of the Common Stock at the public offering price, less underwriting discounts.

The material terms of the Offering are described in the prospectus, dated May 14, 2018, filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 14, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-222208), initially filed by the Company on December 20, 2017 (the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

An initial closing of the Offering was held on May 14, 2018, pursuant to which the Company issued and sold 588,236 shares of Common Stock. The Company received net proceeds of approximately $4.5 million after underwriting discounts, commissions and offering expenses payable by the Company. Additional closings of the Offering may be held from time to time until August 5, 2018, which date may be extended until September 4, 2018 and further extended for up to an additional 45 days if the over-subscription option is exercised.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a form of which is filed as Exhibit 1.1 to the Registration Statement and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

On May 14, 2018, the Company issued a press release announcing the pricing of the Offering. The press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement between Aerkomm Inc. and Boustead Securities, LLC, Execution Copy
99.1	Press Release, dated May 14, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2018	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

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